                                                                    EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

       We consent to the incorporation by reference of our report dated May 5, 2000, with respect to the combined financial statements of Western Pacific Housing incorporated by reference in the Registration Statement on Form 10 of Schuler Homes, Inc. for the registration of its Class A common stock which is incorporated by reference in the Registration Statement on Form S-8 of Schuler Homes, Inc. pertaining to the Schuler Homes, Inc. 2000 Stock Incentive Plan and the Schuler Homes, Inc. 1992 Stock Option Plan.

                                                          /s/ Ernst & Young LLP


Los Angeles, California
April 17, 2001